Exhibit 8.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Robert V. P. Waterman, Jr.*

R. Scott Van Vooren*

Richard A. Davidson*

Michael P. Byrne*

Edmund H. Carroll*

Theodore F. Olt III*

Jeffrey B. Lang*

Judith L. Herrmann*

Robert B. McMonagle*

Joseph C. Judge*

Jason J. O’Rourke*

Troy A. Howell*

Mikkie R. Schiltz*

Diane E. Puthoff*

Wendy S. Meyer*

Ian J. Russell*

Benjamin J. Patterson*

Douglas R. Lindstrom, Jr.*

Abbey C. Furlong*

Samuel J. Skorepa*

Kurt P. Spurgeon*

Joshua J. McIntyre*

Brett R. Marshall*

Kyle R. Day*

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

March 13, 2019

Timothy B. Gulbranson*

Alexander C. Barnett*

Eric M. Hartmann*

Maegan M. Gorham

Courtney M. Brokloff

Grace E. Mangieri**

Registered Patent Attorney

Kathryn E. Cox

Of Counsel

Robert A. Van Vooren*

Thomas N. Kamp

C. Dana Waterman III

James A. Mezvinsky

David A. Dettmann

Curtis E. Beason

Terry M. Giebelstein*

Diane M. Reinsch*

  *Also Admitted in Illinois

**Only Admitted in Illinois

Illinois Office

3551 7th Street,

Moline, IL 61265

JOHN DEERE CAPITAL CORPORATION

10587 Double R. Blvd., Suite 100

Reno, NV 89521

Attention: Manager

WELLS FARGO DELAWARE TRUST

COMPANY, N.A.

919 North Market Street, Suite 1600

Wilmington, DE 19801

MERRILL LYNCH, PIERCE, FENNER

& SMITH INCORPORATED

One Bryant Park

New York, NY 10036

HSBC SECURITIES (USA) INC.

452 Fifth Avenue

New York, NY 10018

CREDIT AGRICOLE SECURITIES (USA) INC.

1301 Avenue of the Americas, 6th Floor

New York, NY 10019

JOHN DEERE RECEIVABLES, INC.

10587 Double R. Blvd., Suite 100

Reno, NV 89521

Attention: Manager

U.S. BANK NATIONAL ASSOCIATION

190 South LaSalle Street, 7th Floor

Mail Code MK-IL-SL7R

Chicago, IL 60603

Attention: Corporate Trust Administration

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

TD SECURITIES (USA) LLC

31 West 52nd Street

New York, NY 10019

RE:	REGISTRATION STATEMENT ON FORM SF-3
REGISTER JOHN DEERE OWNER TRUST 2019
(the “Registration Statement”)

Ladies and Gentlemen:

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

TD SECURITIES (USA) LLC

CREDIT AGRICOLE SECURITIES (USA) INC.

March 13, 2019

We have acted as special Iowa tax counsel for John Deere Owner Trust 2019 (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of March 13, 2019, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated March 12, 2019, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRI, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated March 13, 2019 among JDRI; John Deere Capital Corporation; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; HSBC Securities (USA) Inc.; TD Securities (USA) Inc.; and Credit Agricole Securities (USA) Inc., on their own behalf and as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

TD SECURITIES (USA) LLC

CREDIT AGRICOLE SECURITIES (USA) INC.

March 13, 2019

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP